UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
March 30, 2007
Date of Report (Date of earliest event reported)
SOVEREIGN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-16581 (Commission File Number)	23-2453088 (IRS Employer Ident. No.)
1500 Market Street, Philadelphia, Pennsylvania 19102
(Address of principal executive offices) (Zip Code)
(215) 557-4630
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On March 30, 2007, the Board of Directors (the “Board”) of Sovereign Bancorp, Inc. (the “Company”) amended the last sentence of Section 3.05(a) of the Company’s bylaws to clarify the language relating to the voting standard for approval of matters, other than the election of directors, at meetings of shareholders. As amended, the language clarifies that, if a quorum is present, the affirmative vote of a majority of all votes cast at a meeting of shareholders is required for approval of proposals other than the election of directors. Under Pennsylvania law and the Company’s articles of incorporation and bylaws, abstentions and broker non-votes with respect to a proposal are not considered votes cast and, accordingly, have no effect on the proposal. A copy of Section 3.05(a) of the bylaws, as amended, is attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:
3.1 Section 3.05(a) of Bylaws of Sovereign Bancorp, Inc., as amended.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.
Dated: April 5, 2007	By:	/s/ Stacey V. Weikel
Stacey V. Weikel
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Section 3.05(a) of Bylaws of Sovereign Bancorp, Inc., as amended.

3